EXHIBIT 001

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:30 PM 03/01/2023
FILED 12:30 PM 03/01/2023
SR 20230813202 - File Number 7324165

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

FIRST
Name

The name of the limited liability company is:
LM Capital Real Estate Investment Trust LLC

SECOND
Registered Agent

The address of its registered office in the State of Delaware is 8 The Green, Suite D in the City of Dover. Zip code 19901.

The name of its registered agent at such address is
Delaware Registered Agent Service LLC

THIRD
Duration

The duration of the limited liability company shall be perpetual.

FOURTH
Purpose

The purpose for which the company is organized is to conduct any and all lawful business for which Limited Liability Companies can be organized pursuant to Delaware statute.

In Witness Whereof, the undersigned have executed this Certificate of Formation this 22nd day of February, 2023.

By: Kayden Jess
Authorized Person
Name: Kayden Jess

Whenever a filing is received by the Secretary of State with the words "Bank" or "Trust" or a derivative of either word in the name, we will forward it to the State Bank Commissioner or his designee prior to filing, pursuant to Title 8, Delaware Code, Sections 126 and 395, and Title 5, Delaware Code, Section 721. After review by the Commissioner or his designee, a recommendation will be made to the Secretary of State indicating whether or not the name should be approved.

In order for the Bank Commissioner to determine whether or not to recommend approval, please answer the following questions:

IF THIS FORM IS NOT COMPLETELY FILLED OUT, IT WILL NOT BE REVIEWED BY THE BANK COMMISSIONER.

1. The name on the filing is LM Capital Real Estate Investment Trust
2. The type of filing is LLC Formation
3. Will the corporation be a bank? Yes____ No x
4. If not will it be a bank holding company? Yes____ No x
5. Will the corporation conduct banking business in Delaware? Yes____ No x
6. If not, will it be conducting a banking business out of state? Yes____ No x
7. If yes, what type of banking business and where will the business be conducted.

____

____

8. Under which federal or state regulatory authority will it operate (OCC, OTS, FRB, SEC, FOREIGN (describe), etc.)? SEC

____

9. Has application(s) been filed with the above-mentioned agency(ies)? Yes____ No x

   (If yes, which agency(ies) and when was each application filed?)____________

____

____

10. If not a banking business, what type of business will it be conducting?

    real estate investment

____

11. If not a banking business, will it be regulated by any federal or state agency? Yes_____ No_x___

11a. If yes, which agency?______________which state?________________

12. Is the applicant an affiliate of a regulated entity?_No__________

12a. If yes, identify which entity.________________

13. Contact name, address, and telephone number:________________________________

Michael Aminpour, 9461 Charleville Blvd, Ste 500, Beverly Hills CA 90212, 3104059778

(signature) [signature]

(title) Manager

TO THE OFFICE OF THE STATE BANK COMMISSIONER

Please review and return with your recommendation as soon as possible.

✓ APPROVAL RECOMMENDED NAME Lisa W. Collison

_______ APPROVAL NOT RECOMMENDED DATE 2/27/2023

This is a Priority Filing Yes_____ No_____

LLC's are permitted by Delaware Code.